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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 17, 1999 relating to the financial statements, which appear in the 1999 Annual Report to Shareholders, which is incorporated by reference in PAREXEL International Corporation's Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the incorporation by reference of our report dated August 17, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K and to the reference to us under the heading "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP



March 3, 2000
Boston, Massachusetts









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